SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Exchange Fund

Telephone Voting Script

Introduction
Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments following up on a recent proxy mailing we sent you regarding the Exchange Fund. I am calling you to encourage you to vote your proxy if you have not yet done so.

Have you received the proxy material? The package was mailed in October. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.
Q: Could I please confirm your address for the purpose of sending proxy materials to you overnight?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Colby Coppage.)

Tell the shareholder that a new package will be sent out via overnight mail. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, as soon as possible. (The shareholder meeting is Dec. 13). Inform the shareholder that if he/she wishes to vote by touch tone phone, toll-free, he/she may do by calling 1-888-221-0697. To vote by speaking to a live representative at our proxy tabulator (D.F. King) they may call 1-800-848-3155. Thank the shareholder for his/ her time. (End phone call.)

I will have a new proxy package mailed by overnight mail to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided. Please do this quickly, to ensure that your vote is counted at the shareholder meeting scheduled for December 13th. If you would like to vote by touch tone phone, toll-free, you may call 1-888-221-0697. To vote by speaking to a representative at our proxy tabulator, call 1-800-848-3155. Or, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on December 13th. If you would like to vote by touch tone phone, toll-free, you may call 1-888-221-0697. To vote by speaking to a representative at our proxy tabulator, call 1-800-848-3155. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like you to pull up their account.

If NO: Thank the shareholder for his/ her time. (End phone call.)

NOTE: If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of all of the proposals.

Exchange Fund

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments following up on a recent proxy mailing we sent you regarding the Fidelity Exchange Fund. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect the fund and your investment in it.

As an owner of the Fidelity Exchange Fund, you should have received proxy materials in the mail. At your earliest convenience, please sign, date and mail the proxy card in the return envelope provided to you. If you have any questions about the proposals or did not receive any proxy material, please call Fidelity at 1-800 544-3198. Thank you.